                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             Triumph Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               TRIUMPH GROUP, INC.
                        FOUR GLENHARDIE CORPORATE CENTER
                         1255 DRUMMERS LANE - SUITE 200
                            WAYNE, PENNSYLVANIA 19087
                                 (610) 975-0420


                    Notice of Annual Meeting of Stockholders
                           To Be Held on July 16, 2001

To the holders of shares of common stock and class D common stock:

      You are invited to be present either in person or by proxy at the annual meeting of stockholders of Triumph Group, Inc. to be held at Triumph's principal executive offices at Four Glenhardie Corporate Center, 1255 Drummers Lane - Suite 200, Wayne, Pennsylvania 19087, on Monday, July 16, 2001, beginning at 9:30 a.m., local time, for the following purposes:

1.    To elect all six directors for the coming year;

2. To ratify the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2002; and

3. To transact any other business as may properly come before the meeting or any postponements or adjournments.

      Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

      The board of directors has fixed the close of business on May 31, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of proposals made by Triumph.

                                          By order of the board of directors,


                                          /s/ Richard M. Eisenstaedt
                                          -----------------------------
                                          Richard M. Eisenstaedt
June 18, 2001                             Secretary
Wayne, Pennsylvania

                             Your vote is important

      PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                               TRIUMPH GROUP, INC.
                        FOUR GLENHARDIE CORPORATE CENTER
                         1255 DRUMMERS LANE - SUITE 200
                            WAYNE, PENNSYLVANIA 19087
                                 (610) 975-0420

                              --------------------

                                 Proxy Statement
                     For 2001 Annual Meeting of Stockholders
                           To be held on July 16, 2001


                               GENERAL INFORMATION

      This proxy statement is sent by the board of directors of Triumph Group, Inc. to solicit proxies to be voted at its annual meeting of stockholders on Monday, July 16, 2001, to be held at 9:30 a.m., local time, at Triumph's offices at Four Glenhardie Corporate Center, 1255 Drummers Lane - Suite 200, Wayne, Pennsylvania and at any adjournments, for the purposes stated in the accompanying notice of the meeting. This proxy statement, the notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about June 18, 2001.

      Sending a signed proxy will not affect your right to attend the meeting and vote in person because the proxy is revocable. You have the power to revoke your proxy by, among other methods, giving written notice to the secretary of Triumph at any time before your proxy is exercised or by attending the meeting and voting in person.

      When your proxy card is returned properly signed, your shares will be voted according to your instructions. The board knows of no matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of contrary instructions, your shares included on the enclosed proxy will be voted "FOR" the nominees for director stated thereon and "FOR" the ratification of the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2002.

                             SOLICITATION OF PROXIES

      Triumph will pay for this proxy solicitation. Officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. Triumph is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

                            QUORUM AND VOTING RIGHTS

      Holders of record of Triumph's common stock and class D common stock, as of the close of business on May 31, 2001, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting. Holders of class D common stock are not entitled to vote in the election of directors, but are entitled to vote on all other matters brought before the meeting. Each share of class D common stock may be converted into one share of common stock, at any time, at the option of the holder.

      As of the record date, there were 12,468,601 shares of common stock outstanding and entitled to vote on the election of directors. As of the record date, there were 12,468,601 shares of common stock and 3,348,535 shares of class D common stock for a total of 15,817,136 shares outstanding and entitled to vote on all other matters. Holders of common stock will vote on the election of directors as a class and the holders of common stock and class D common stock will vote on all other matters together as a class. Each outstanding share of common stock and class D common stock entitles the holder to one vote.

      The presence in person or by proxy of the holders of a majority of the outstanding common stock and class D common stock is necessary to constitute a quorum at the meeting.

      Directors will be elected by a plurality of the votes cast by holders of common stock, voting together as a class, represented in person or by proxy at the meeting. Abstentions in the election of directors will be counted for the purpose of determining whether a quorum is present at the meeting but will not be considered as votes cast. Because directors are elected by a plurality of votes, abstentions will not have an impact on their election.

      The holders of common stock are entitled to cumulate their votes in the election of directors, which means a holder of common stock may cast as many votes in the aggregate as he or she is entitled to vote multiplied by the number of directors to be elected and to cast all votes for one director nominee or distribute these votes among two or more director nominees, as a holder sees fit. Each holder of common stock may indicate his or her preference on the enclosed proxy. If no preference is indicated, that holder's votes will be voted pro rata in favor of all nominees indicated.

      Ratification of the board's selection of Triumph's auditors and any other matters brought before the meeting, other than the election of directors, will require the favorable vote of a majority of the shares of common stock and class D common stock, voting together as a class, represented in person or by proxy at the meeting. Triumph is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting. Abstentions in ratification of the selection of Triumph's auditors and of any other proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote.

      Broker non-votes for all proposals will not be counted in determining the presence of a quorum and will not be considered as votes cast, and will have no effect on the results of the votes.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      The board currently consists of six directors. At the meeting, the stockholders will elect all six directors for a term ending at the next annual meeting of stockholders and until that director's successor is duly elected and qualified.

      The table below lists the name of each person nominated by the board to serve as a director for the coming year. All of the nominees are currently directors of Triumph for terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the knowledge of Triumph, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted pro rata "FOR" the election of Richard C. Ill, John
R. Bartholdson, Richard C. Gozon, Claude F. Kronk, Joseph M. Silvestri and William O. Albertini.


Nominees                       Age              Year First Elected a Director
--------                       ---              -----------------------------
Richard C. Ill                  58                        1993
John R. Bartholdson             56                        1993
Richard C. Gozon                62                        1993
Claude F. Kronk                 69                        1993
Joseph M. Silvestri             39                        1994
William O. Albertini            57                        1999


      The principal occupations and qualifications of each nominee for director are as follows:

      Richard C. Ill has been President and Chief Executive Officer and a director of Triumph since 1993. Mr. Ill is a member of the board of directors of the Aerospace Industry Association, the board of directors of Derrman and Davis, Inc. and the advisory board of Outward Bound, USA.

      John R. Bartholdson has been Senior Vice President, Chief Financial Officer and Treasurer and a director of Triumph since 1993. Mr. Bartholdson serves on the board of directors and is a member of the compensation committee of PBHG Funds, Inc.

      Richard C. Gozon has been a director of Triumph since 1993. Mr. Gozon has been Executive Vice President of Weyerhaeuser Company since 1994. Mr. Gozon serves on the board of directors of U.G.I. Corporation, AmeriSource Health Corporation and AmeriGas Partners, L.P.

      Claude F. Kronk has been a director of Triumph since 1993. Mr. Kronk retired on January 1, 1998 from his position as Vice Chairman and Chief Executive Officer of J&L Specialty Steel, Inc., a position which he held in excess of five years. Mr. Kronk serves on the board of directors of Cold Metal Products, Co.

      Joseph M. Silvestri has been a director of Triumph since 1994. Mr. Silvestri has been employed by Citicorp Venture Capital, Ltd. since 1990 and has been a Vice President since 1995. Mr. Silvestri serves on the board of directors of Euramax International, Inc., GNI Group, Inc., ISG Resources, MacDermid, Incorporated and Delco Remy International, Inc.

      William O. Albertini has been a director of Triumph since May 1999. Mr. Albertini was Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. from 1991 through 1998. In 1998, Mr. Albertini became Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless and remained in that position until his retirement on April 30, 1999. Mr. Albertini serves on the board of directors of American Water Works Co. Inc., Blackrock Funds, People's State Bank and Midwest Independent System Operator, Inc. and is also a member of the Advisory Committee of Safeguard Scientifics, Inc.

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THESE NOMINEES. THE SIX NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD

      The board held six (6) meetings during Triumph's fiscal year ended March 31, 2001 and also acted by unanimous consents in writing. The standing committees of the board are the audit committee and the compensation committee. Triumph does not have an executive committee or a nominating committee.

      The audit committee, consisting of Messrs. Kronk, Albertini and Gozon, met three times during the last fiscal year and met informally one time during the last fiscal year. Triumph's board adopted a charter for the audit committee in April 2000. A copy of the charter is included as an appendix to this proxy statement. The audit committee communicates and receives information directly from Triumph's independent auditors. The compensation committee, consisting of Messrs. Gozon, Kronk and Silvestri, met one time during the last fiscal year. The compensation committee periodically reviews and evaluates the compensation of Triumph's officers, administers Triumph's 1996 Stock Option Plan and establishes guidelines for compensation of other personnel.

                            REPORT OF AUDIT COMMITTEE

      The audit committee of the board of directors is composed of three independent directors and operates under a written charter adopted by the board and attached to this proxy statement as Appendix A. All members of the audit committee are "independent" as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of auditing or accounting, including in respect of auditor independence. However, all committee members are financially literate and at least one member has accounting or related financial management expertise.

      Management is responsible for Triumph's internal controls and the financial reporting process, including the presentation and integrity of our financial statements. Triumph's independent accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes on behalf of the board of directors. The audit committee also recommends to the board of directors the selection of our independent accountants.

      In 2001, the audit committee met and held discussions with management and the independent auditors. In addition, the members of the audit committee individually reviewed our financial statements before such statements were filed with the SEC in Triumph's periodic reports on Forms 10-Q and 10-K and all press releases containing earnings reports. Management represented to the audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the financial statements with management and the independent auditors. The audit committee also discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees.

      Triumph's independent auditors also provided to the audit committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the audit committee Ernst & Young LLP's independence.

      Based on the audit committee's discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited financial statements in Triumph's Annual Report on Form 10-K for the year ended March 31, 2001, to be filed with the SEC.

                                                      Audit Committee

                                                      Claude F. Kronk (Chairman)
                                                      William O. Albertini
                                                      Richard C. Gozon

      This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

COMPENSATION OF DIRECTORS

      Directors who are also employees of Triumph or Citicorp Venture Capital do not receive additional compensation for serving as directors. Each director who is not an employee of Triumph or Citicorp Venture Capital receives an annual fee of $15,000 and a fee of $1,000 for attendance at each board meeting (unless held by telephone conference call) and $500 for each committee meeting (unless held on the same day as a board meeting or held by telephone conference call). Each director who is not an employee of Triumph is entitled to receive options to purchase shares of common stock under Triumph's directors' stock option plan. Any options granted under the directors' plan are in addition to other compensation paid to those directors. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the board or its committees.

                             EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid to the President and Chief Executive Officer and to each of the four most highly compensated executive officers of Triumph and its subsidiaries, other than the President and Chief Executive Officer, for the fiscal years ended March 31, 2001, 2000 and 1999.

      "Bonus" consists of cash bonuses earned in the fiscal year identified, of which only a portion was paid in that year to Messrs. Ill and Bartholdson at their request and the balance was deferred.

      "Other Annual Compensation" reflects amounts contributed by Triumph to its 401(k) Plan for the benefit of the named employee.

      "All Other Compensation" consists of group term life insurance premiums and for fiscal years 2001 and 2000 premiums related to Triumph's Executive Life Program - Collateral Assignment Split Dollar Agreement.

                           Summary Compensation Table


                                                                               Long Term Compensation
                                                     Annual Compensation               Awards
                                    -----------------------------------------------------------------

                                                                    Other Annual      Restricted        All Other
Name and Position                Year      Salary          Bonus    Compensation     Stock Awards     Compensation
-----------------                ----      ------          -----    ------------     ------------     ------------

Richard C. Ill                  2001     $450,000        $540,000         $5,663     $656,625(1)      $342,272(2)
President and Chief             2000      375,000         268,250          5,025          0             38,249(4)
Executive Officer               1999      345,000         379,500          5,225          0              8,550

John R. Bartholdson             2001      350,000         385,000          5,297      386,250(5)       246,180(3)
Senior Vice President, Chief    2000      315,000         204,750          4,940          0             26,847(4)
Financial Officer and           1999      290,000         290,000          5,129          0              4,320
Treasurer

Lawrence J. Resnick             2001(6)   216,251         179,200          5,362          0                420
Vice President                  2000        -               -                -            -                -
                                1999        -               -                -            -                -

Richard M. Eisenstaedt          2001      193,000         135,100          5,179          0              2,717
Vice President, General         2000      182,500          83,000          4,853          0              8,621(4)
Counsel and Secretary           1999      175,500         115,000          4,950          0              2,592

Kevin E. Kindig                 2001      120,000          70,000          3,600          0                517
Vice President and              2000      105,000          48,000          3,150          0                740(4)
Controller                      1999      100,000          55,000          3,000          0                714

----------

(1) Mr. Ill was granted an aggregate of 17,000 shares of restricted common stock on January 3, 2001. Such shares had a value of $646,000 at the end of the last fiscal year and will vest over three years as follows: 5,666 on January 3, 2002; 5,667 on January 3, 2003; and 5,667 on January 3, 2004. Triumph will not pay dividends on the shares of restricted stock.

(2) Includes: (i) $335,733, representing the present value of $28,760 in yearly interest forgone by Triumph for the Executive Life Program - Collateral Assignment Split Dollar Agreement (the "Agreement") multiplied by the 24 years to maturity of the policy; (ii) $1,637, representing income reportable by the executive officer pursuant to the Agreement; and (iii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(3) Includes: (i) $241,172, representing the present value of $20,324 in yearly interest forgone by Triumph for the Executive Life Program - Collateral Assignment Split Dollar Agreement (the "Agreement") multiplied by the 24 years to maturity of the policy; (ii) $1,138, representing income reportable by the executive officer pursuant to the Agreement; and (iii) $3,870, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(4) These amounts include the present value of the yearly interest foregone by Triumph for the Executive Life Program - Collateral Assignment Split Dollar Agreement in fiscal year 2000 for Messrs. Ill, Bartholdson, Eisenstaedt and Kindig in the amounts of $2,036, $1,351, $392 and $138, respectively.

(5) Mr. Bartholdson was granted an aggregate of 10,000 shares of restricted common stock on January 3, 2001. Such shares had a value of $380,000 at the end of the last fiscal year and will vest over three years as follows:
      3,333 on January 3, 2002; 3,334 on January 3, 2003; and 3,333 on January 3, 2004. Triumph will not pay dividends on the shares of restricted stock.

(6) Mr. Resnick became a Vice President of Triumph on August 1, 2000. Previously, Mr. Resnick was the President of Triumph Controls, Inc., one of Triumph's subsidiaries.

                        OPTION GRANTS IN LAST FISCAL YEAR

      Triumph did not grant any options under its 1996 Stock Option Plan for the named executive officers during the fiscal year ended March 31, 2001.

                          FISCAL YEAR END OPTION VALUES

      The following table lists, for each of the named executive officers, information about the value of unexercised options at March 31, 2001.

      The fair market value of "in-the-money" options was calculated based on the difference between the exercise price of the options held and the closing price per share for common stock on the NYSE of $38.00 on March 30, 2001, multiplied by the number of options held.


                                                              Number of Securities             Value of
                                                             Underlying Unexercised         Unexercised In-
                                                                Options at Fiscal        the-Money Options at
                                Shares                            Year End (#)            Fiscal Year End ($)
                              Acquired on          Value          Exercisable/               Exercisable/
Name                         Exercise (#)       Realized($)       Unexercisable              Unexercisable
----                         ------------       -----------       -------------              -------------

Richard C. Ill                     0                 0            49,000/24,000           $ 722,810/$173,430
John R. Bartholdson                0                 0            49,000/24,000              722,810/173,430
Lawrence J. Resnick                0                 0            28,992/10,375              485,183/95,130
Richard M. Eisenstaedt             0                 0             14,250/7,750              211,140/63,420
Kevin E. Kindig                    0                 0             12,000/4,000              202,468/37,405

EMPLOYMENT AGREEMENTS

      Triumph entered into employment agreements with Richard C. Ill and John R. Bartholdson, effective July 1, 1999, pursuant to which Messrs. Ill and Bartholdson serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, of Triumph through September 30, 2002, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive. These agreements provide for an annual salary to Mr. Ill of not less than $375,000 and to Mr. Bartholdson of not less than $315,000, plus incentive compensation as determined by the board or the compensation committee, by authority delegated by the board, and comparable benefits and perquisites given to other members of senior management. Messrs. Ill and Bartholdson are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, the executive in good faith is unable to carry out his duties and responsibilities, the executive is required to accept a material reduction in his duties and responsibilities or a geographical relocation or the successor company fails to assume the executive's employment agreement. In the event of any early termination (other than for "cause," death or disability), Messrs. Ill and Bartholdson are entitled to receive a severance payment from Triumph equal to one-twelfth of their respective salaries for 24 months. Messrs. Ill and Bartholdson are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

      Triumph has also entered into employment agreements with each of Richard
M. Eisenstaedt and Lawrence J. Resnick, effective July 1, 1999 and August 1, 2000, respectively. Pursuant to his employment agreement, Mr. Eisenstaedt serves as Vice President and General Counsel of Triumph through June 30, 2002, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive. Pursuant to his employment agreement, Mr. Resnick serves as Vice President of Triumph through July 31, 2003, unless earlier terminated by the board, or in certain circumstances following a change in control transaction by the executive.

      These agreements provide for an annual salary to Mr. Eisenstaedt of not less than $182,500 and to Mr. Resnick of not less than $220,000, plus incentive compensation as determined by the board or the compensation committee, by authority delegated by the board, and comparable benefits and perquisites given to other members of senior management. Messrs. Eisenstaedt and Resnick are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, he in good faith is unable to carry out his duties and responsibilities, he is required to accept a material reduction in his duties and responsibilities or a geographical relocation or the successor company fails to assume his employment agreement. In the event of any early termination (other than for "cause", death or disability), Messrs. Eisenstaedt and Resnick are entitled to receive a severance payment from Triumph equal to one-twelfth of their salaries for 24 months. Mr. Eisenstaedt and Mr. Resnick are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERALL POLICY

      Triumph's executive compensation program is designed to be closely linked to corporate performance and results. To this end, Triumph has developed an overall compensation plan to provide its executive officers with the opportunity to earn cash compensation plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for Triumph's stockholders. Triumph's compensation strategy is to place the major portion of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The overall objectives of this strategy are to attract and retain the best and most experienced executive talent, to motivate these executives to achieve the goals inherent in Triumph's business strategy, to link executive and stockholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

      The compensation committee receives from time to time comprehensive data and analyses from independent compensation consultants who evaluate Triumph's compensation program against industry and peer group norms. Triumph seeks to offer base salaries for Triumph's executive officers at levels that are competitive with its industry group, that is, companies of similar size in the aviation and general manufacturing industries. In addition, Triumph provides significant incentive opportunities for its executive officers. Triumph's target for total cash compensation opportunities (salary plus bonus) is between the median and the 75th percentile for its industry group, with significant variability based on company-wide, business unit and individual performance. Triumph's annual incentive plan for executive officers is tied to business plans using a performance matrix based on consolidated return on operating assets, consolidated operating income and earnings per share. For the two most highly compensated executive officers, Triumph's target for annual incentive awards is 60% and 55%, respectively, and their maximum annual incentive awards are 120% and 110%, respectively. Triumph's other executive officers have annual incentive award opportunities which are determined by the executive officer's job function and level within Triumph. The actual award is established by the President and Chief Executive Officer of Triumph based on the performance of Triumph and the individual, subject to the review and approval of the compensation committee. For fiscal year 2001, awards above 50% of salary must be deferred and executive officers may elect two year deferrals or career deferrals. All deferrals are subject to the accrual of interest to be paid by Triumph to the executive officer. Stock options are awarded to executive officers and other management employees to align the interest of Triumph's management with those of its stockholders.

      The compensation committee determines the compensation of Richard C. Ill, the President and Chief Executive Officer of Triumph, and of John R. Bartholdson, the Senior Vice President, Chief Financial Officer and Treasurer of Triumph. In addition, the board reviews the compensation proposed to be awarded by Messrs. Ill and Bartholdson to Triumph's other three executive officers and the presidents of each of Triumph's operating divisions and subsidiaries.

      As discussed above, the key elements of Triumph's executive compensation consist of base salary, annual bonus, and options granted under Triumph's option plans. The compensation committee's policies for each of these elements, including the basis for the compensation awarded to Mr. Ill, Triumph's President and Chief Executive Officer, are discussed below.

      In addition, while the elements of compensation described below are considered separately, the compensation committee takes into account the full compensation package afforded by Triumph to the individual, including matching under its 401(k) plan, insurance and other benefits, as well as the programs described below.

BASE SALARIES

      Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in Triumph's industry group. Annual salary adjustments are determined by evaluating the performance of Triumph and of each executive officer, and also take into account new responsibilities.

      For the base salary granted to Mr. Ill for the fiscal year ended March 31, 2001, the compensation committee took into account a comparison of base salaries of chief executive officers of Triumph's industry group, Triumph's success in meeting its financial objectives in this fiscal year, the success of Triumph's financial performance compared with similar companies engaged in providing products and services to the aviation industry, the economic conditions encountered within the aviation industry generally, the performance of the common stock and the assessment by the compensation committee of Mr. Ill's individual performance. The compensation committee also took into account the longevity of Mr. Ill's service to Triumph and its belief that Mr. Ill is an excellent representative of Triumph to the public by virtue of his stature in the community and the industry. Mr. Ill was granted a base salary of $450,000 for the fiscal year ended March 31, 2001.

ANNUAL BONUS

      Triumph's executive officers are eligible for an annual cash bonus. The corporate performance measure for bonus payments is tied to business plans based on levels of consolidated return on operating assets, consolidated operating income and earnings per share. If a minimum level of consolidated return on operating assets and consolidated operating income is not met, no bonuses will be paid. Individual non-financial performance measures are considered and, where appropriate, unit performance measures, in determining bonus.

      Triumph exceeded its planned levels of performance for the year in consolidated cash return on operating assets, consolidated operating income and earnings per share goals for the fiscal year ended March 31, 2001. For the fiscal year ended March 31, 2001, Mr. Ill was awarded a bonus of $540,000.

STOCK OPTIONS

      Under the 1996 stock option plan, stock options may be granted to Triumph's executive officers as well as its other employees. The compensation committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus. In the event of poor corporate performance, the compensation committee may elect not to award options.

      Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant, vest over four years and may be exercised for up to ten years from the date of grant. This approach is designed to incentivize the creation of stockholder value over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

      No options to purchase shares of common stock were granted to executive officers of Triumph during the fiscal year ended March 31, 2001. The compensation committee believes that significant equity interests in Triumph held by Triumph's management align the interests of stockholders and management.

RESTRICTED STOCK

      Effective January 3, 2001, the compensation committee awarded 17,000 shares and 10,000 shares of restricted stock to Messrs. Ill and Bartholdson, respectively. The awards were in recognition of the significant growth of Triumph under their leadership and, in the opinion of the committee, brings the overall compensation for these two executives in line with senior executives at other companies in Triumph's peer group that demonstrate superior performance.

      The restricted stock awards are each subject to full or partial forfeiture, in the manner set forth in the restricted stock award, if the respective executive voluntarily resigns from Triumph within three (3) years of the grant.

CONCLUSION

      Through the programs described above, a significant portion of Triumph's executive compensation is linked directly to individual and corporate performance and stock price performance relative to that of the overall market as well as the industry index. The compensation committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                                Compensation Committee

                                                Richard C. Gozon (Chairman)
                                                Claude F. Kronk
                                                Joseph M. Silvestri


      This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation committee of the board is composed of Richard C. Gozon, Claude F. Kronk and Joseph M. Silvestri. None of the members of the compensation committee were employees of Triumph during the fiscal year ended March 31, 2001.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

MANAGEMENT

      As of May 31, 2001, the following nominees for director, the following executive officers, all directors and executive officers as a group, and the following 5% beneficial owners, were known to Triumph to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding common stock and class D common stock shown below.

      A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this proxy statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and that are exercisable within 60 days from the date of this proxy statement have been exercised.

      Unless otherwise indicated, the address of each person identified is c/o Four Glenhardie Corporate Center, 1255 Drummers Lane - Suite 200, Wayne, Pennsylvania 19087.

      Unless otherwise noted, Triumph believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock and class D common stock beneficially owned by them.

      The percent of total shares outstanding is based upon outstanding shares of common stock and class D common stock.


                                                  Shares Beneficially Owned
                                                  -------------------------
                                                                    Percent of
                                                                   Total Shares
Name                                              Number            Outstanding
----                                              ------            -----------

Richard C. Ill...............................    345,693(1)             2.2%
John R. Bartholdson .........................    314,976(2)(3)          2.0%
Lawrence J. Resnick..........................     92,117(4)               *
Richard M. Eisenstaedt ......................     17,750(5)               *
Kevin E. Kindig..............................     43,753(6)(7)            *
Richard C. Gozon ............................     72,929(8)               *
Claude F. Kronk .............................     79,303(9)(10)           *
Joseph M. Silvestri .........................     25,658(11)(12)          *
William O. Albertini.........................      7,834(13)              *

Citicorp Venture Capital, Ltd................  4,648,535(14)           29.4%
399 Park Avenue
New York, NY 10043

Private Capital Management, Inc..............  1,645,549               10.4%
3003 Tamiami Trail North
Naples, Fl 34103

All executive officers and
directors as a group
(9 persons)..................................  1,000,013                6.3%

----------
* Less than one percent.

(1) Mr. Ill currently holds stock options to purchase 58,500 shares of common stock, which options may be exercised in the next 60 days. This amount also includes 17,000 shares of restricted common stock, none of which have vested by May 31, 2001.
(2) Mr. Bartholdson currently holds stock options to purchase 58,500 shares of common stock, which options may be exercised in the next 60 days. This amount also includes 10,000 shares of restricted common stock, none of which have vested by May 31, 2001.
(3) Mr. Bartholdson disclaims beneficial ownership of 3,050 shares of common stock beneficially owned by his daughter.
(4) Mr. Resnick currently holds options to purchase 32,117 shares of common stock, which options may be exercised in the next 60 days.
(5) Mr. Eisenstaedt currently holds stock options to purchase 16,750 shares of common stock, which options may be exercised in the next 60 days.
(6) Mr. Kindig currently holds stock options to purchase 13,000 shares of common stock, which options may be exercised in the next 60 days.
(7) Mr. Kindig disclaims beneficial ownership of 200 shares of common stock beneficially owned by his children.
(8) Mr. Gozon currently holds stock options to purchase 1,834 shares of common stock, which options may be exercised in the next 60 days.
(9) Mr. Kronk currently holds stock options to purchase 1,834 shares of common stock, which options may be exercised in the next 60 days.
(10) Mr. Kronk disclaims beneficial ownership of 2,500 shares of common stock beneficially owned by his daughter.
(11) Mr. Silvestri currently holds stock options to purchase 1,834 shares of common stock, which options may be exercised in the next 60 days.
(12) Mr. Silvestri disclaims beneficial ownership of the shares of common stock and class D common stock held by Citicorp Venture Capital, Ltd.

(13) Mr. Albertini currently holds stock options to purchase 1,834 shares of common stock, which options may be exercised in the next 60 days.
(14) Includes 1,300,000 shares of common stock and 3,348,535 shares of class D common stock, which class D common stock cannot be voted in the election of directors.

 PRINCIPAL STOCKHOLDERS

      As of May 31, 2001, each of the following persons was known to Triumph to be a "beneficial owner" (as defined in regulations issued by the SEC) of more than five percent of the outstanding common stock and class D common stock.

      The information in this table was furnished by Citicorp Venture Capital, Ltd. and Private Capital Management, Inc. in reports to Triumph and by filings with the SEC.


                   Name and Address             Amount and Nature of    Percent
Title of Class     of Beneficial Owner          Beneficial Ownership    of Class
--------------     -------------------          --------------------    --------

Common stock       Citicorp Venture Capital, Ltd.     4,648,535(1)        29.4%
and class D        399 Park Avenue
common stock       New York, NY 10043

Common stock       Private Capital Management, Inc.   1,645,549           10.4%
                   3003 Tamiami Trail North
                   Naples, FL 34103

-----------
(1) Includes 1,300,000 shares of common stock and 3,348,535 shares of class D common stock, which class D common stock cannot be voted in the election of directors.

PERFORMANCE GRAPH

      The following graph compares the percentage change in cumulative total stockholder return on the common stock, on a quarterly basis, from October 24, 1996 to the present with the cumulative total return over the same period of (i) the Aerospace/Defense Industry Index published by Standard & Poor's and (ii) the Russell 2000 index.

[In the printed proxy statement a graph appears depicting the following plot points.]

Research Data Group                            Peer Group Total Return Worksheet


TRIUMPH GROUP INC NEW


                                               Cumulative Total Return
                         -----------------------------------------------------------------
                         10/25/1996       3/97       3/98       3/99       3/00       3/01


TRIUMPH GROUP, INC           100.00     115.52     204.02     108.05     133.91     174.71
RUSSELL 2000                 100.00     127.34     141.68     118.65     162.89     137.93
S&P AEROSPACE/DEFENSE        100.00     109.84     121.47      86.45      79.38     119.09


      Triumph has not paid cash dividends on its common stock. HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

      The board has selected Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2002 and the stockholders are asked to ratify this selection. Ernst & Young LLP has advised Triumph that it has no direct or material indirect interest in Triumph or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The favorable vote of a majority of shares of common stock and class D common stock entitled to vote at the meeting, voting together as a class, is required to approve the ratification of the selection of auditors.

AUDIT FEES

      Ernst & Young LLP's fees for the audit of Triumph's financial statements for the fiscal year ended March 31, 2001 and for the reviews of Triumph's interim financial statements were $516,000. During fiscal 2001, none of the hours Ernst & Young LLP expended on Triumph's financial audit were provided by persons other than Ernst & Young LLP's full-time permanent employees.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Ernst & Young LLP billed no fees during fiscal year 2001 for information technology consulting.

ALL OTHER FEES

      Ernst & Young LLP's fees during fiscal year 2001 for professional services other than audit services and information technology consulting fees were $316,543. Triumph's audit committee has determined that Ernst & Young LLP's rendering of all other non-audit services is compatible with maintaining auditor independence.

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                            GENERAL AND OTHER MATTERS

      The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires Triumph's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Triumph's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Triumph. Directors, officers and 10% holders are required by SEC regulations to send Triumph copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to Triumph and the representations made by the reporting persons to Triumph, Triumph believes that during the fiscal year ended March 31, 2001, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

                  STOCKHOLDER PROPOSALS -- 2002 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2002 must be received by February 15, 2002 to be considered for inclusion in Triumph's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2002 annual meeting of stockholders that is not included in Triumph's proxy statement for that meeting and fails to submit that proposal to the Secretary of Triumph on or before May 1, 2002, then Triumph will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Secretary, at the address of Triumph set forth on the first page of this proxy statement.

                                           By order of the board of directors,


                                           /s/ Richard M. Eisenstaedt
                                           --------------------------
                                           Richard M. Eisenstaedt
                                           Secretary
June 18, 2001

                                                                     Appendix A


                               TRIUMPH GROUP, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and Triumph Group, Inc. ("Triumph"). Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and Triumph and shall meet the other independence requirements for serving on audit committees as set forth in the NYSE's listed company manual. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to Triumph's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of Triumph's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of Triumph. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records facilities, and personnel of Triumph and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee Triumph's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing Triumph's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practice, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representative of Triumph's shareholders. The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and Triumph and shall ensure the Committee's receipt from the independent auditors of the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of Triumph's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Triumph's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the result of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of Triumph's Quarterly Report on Form 10-Q. Also the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in Triumph's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o The Committee shall issue annually a report to be included in Triumph's proxy statement for its annual meeting of stockholders and include in such report whether the committee recommended to the Board of Directors that the audited financial statements be included in that year's Annual Report on Form 10-K.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              TRIUMPH GROUP, INC.

      The undersigned hereby appoints Richard C. Ill and John R. Bartholdson as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 16, 2001 or any adjournments thereof.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

IF NO DIRECTION IS MADE WITH RESPECT TO THE ELECTION          Please mark
OF DIRECTORS OR IF YOU VOTE "FOR" THE ELECTION OF THE         your votes as
NOMINEES AS DIRECTORS, THE PROXIES WILL ALLOCATE VOTES        indicated in
IN THEIR DISCRETION AMONG THE NOMINEES, UNLESS OTHERWISE      this example   /X/
SPECIFIED.


           THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING DIRECTORS:

Nominees: Richard C. Ill, John R. Bartholdson, Claude F. Kronk, Richard C. Gozon, Joseph M. Silvestri, and William O. Albertini.

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each.

--------------------------------------------------------------------------------

1. ELECTION AS DIRECTORS


    FOR all nominees                    WITHHOLD
   listed to the right                  AUTHORITY
(EXCEPT FOR THOSE NOMINEES       to vote for all nominees
   I HAVE CROSSED-OUT)              listed to the right

         / /                               / /



     THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. Ratify appointment of Ernst & Young LLP as independent auditors.

        FOR          AGAINST         ABSTAIN
        / /            / /             / /







SIGNATURE______   _________________ SIGNATURE____________________ DATE__________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE